Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 on Form 10-K/A of Royale Energy, Inc. of our report dated March 31, 2017 relating to the financial statements of Royale Energy, Inc., which expresses an unqualified opinion and includes an explanatory paragraph related to going concern.

SingerLewak LLP

Los Angeles, California
July 24, 2017